WORKHORSE GROUP INC.

Senior Secured Convertible Note due 2022

Certificate No. A-1

Workhorse Group Inc., a Nevada corporation (the “Company”), for value received, promises to pay to HT Investments MA, LLC (the “Initial Holder”), or its registered assigns, one hundred and twelve percent (112%) of the principal sum of forty-one million dollars ($41,000,000) (such principal sum, the “Principal Amount,” and 112% of such Principal Amount, the “Maturity Principal Amount”) on November 1, 2022, and to pay interest thereon, as provided in this Note, in each case as provided in and subject to the other provisions of this Note, including the earlier redemption, repurchase or conversion of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Workhorse Group Inc. has caused this instrument to be duly executed as of the date set forth below.

WORKHORSE GROUP INC.

Date: December 9, 2019   By: /s/ Duane A. Hughes
Name: Duane A. Hughes
Title: Chief Executive Officer

[Signature Page to Senior Secured Convertible Note due 2022, Certificate No. A-1]

WORKHORSE GROUP INC.

Senior Secured Convertible Note due 2022

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by Workhorse Group Inc., a Nevada corporation (the “Company”), and designated as its “Senior Secured Convertible Notes due 2022.”

Section 1.DEFINITIONS.
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

"Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination Event” has the meaning set forth in Section 10.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Agent” means HT Investments MA, LLC in its capacity as collateral agent for the Holder and each Other Holder, together with any successor thereto in such capacity.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, subject to Section 8(J).

“Common Stock Change Event” has the meaning set forth in Section 8(J).

“Company Redemption Base Price” means, with respect to a redemption of this Note pursuant to Section 7(A), a cash amount equal to the greater of (A) the portion of the then outstanding Maturity Principal Amount of such Note elected to be redeemed by the Company; and (B) one hundred and fifteen percent (115%) of the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the related Company Redemption Date; (ii) the Principal Amount of this Note to be so redeemed divided by $1,000; and (iii) the Company Redemption Stock Price for such redemption.

“Company Redemption Date” has the meaning set forth in Section 7(A).

“Company Redemption Excess Amount” means, with respect to a redemption of this Note pursuant to Section 7(A), a cash amount equal to (A) one hundred and fifteen percent (115%) of the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the related Company Redemption Date; (ii) the Principal Amount of this Note to be so redeemed divided by $1,000; and (iii) the Company Redemption Stock Price for such redemption; minus (B) the Maturity Principal Amount of such Note; provided, that such Company Redemption Excess Amount shall not be less than zero.

“Company Redemption Price” means the cash price payable by the Company to redeem this Note pursuant to Section 7(A)(ii).

“Company Redemption Stock Price” means, with respect to any redemption of this Note, the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive days ending on, and including, the day immediately before the related Company Redemption Date.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such

Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement

“Conversion Consideration” has the meaning set forth in Section 8(D)(i).

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 8(C)(i) to convert such Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 327.8689 shares of Common Stock per $1,000 Principal Amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 8; provided, further, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Covering Price” has the meaning set forth in Section 8(D)(v)(1).

“Certus” has the meaning set forth in the definition of “Permitted Investments”.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WKHS <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 4(B).

“Defaulted Amount” has the meaning set forth in Section 4(B).

“Defaulted Shares” has the meaning set forth in Section 8(D)(v).

“Deferral Notice” has the meaning set forth in Section 7(B)(ii).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the issuer or a Subsidiary; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“DTC” means The Depository Trust Company.

“Early Redemption Date” means, with respect to a Note, (A) the first calendar day of each month beginning on January 1, 2020; and (B) if not otherwise included in clause (A), the Maturity Date.

“Early Redemption Payment” means, (A) with respect to Early Redemption Dates up to and including March 1, 2020, zero dollars ($0), and (B) with respect to Early Redemption Dates after March 1, 2020, up to one million six hundred eighty thousand dollars ($1,680,000) on each such Early Redemption Date; provided, that the Holder and the Company may agree to increase the size of any Early Redemption Payment by mutual written consent; and provided further, that in no event shall the amount of any Early Redemption Payment exceed one hundred and twelve percent (112%) of the portion of the Principal Amount being redeemed as of such Early Redemption Date.

“Early Redemption Stock Payment Date” has the meaning set forth in Section 5(C).

“Early Redemption Stock Payment Notice” has the meaning set forth in Section 5(C).

“Early Redemption Stock Payment Period” has the meaning set forth in Section 5(C).

“Eligible Exchange” means any of The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable upon conversion of this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information provided by or on behalf of the Company; (C) the issuance of such shares will not be limited by Section 8(K); (D) the Company is in compliance with Section 8(E)(i) and such shares will satisfy Section 8(E)(ii); (E) no public announcement of a pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (F) the Daily VWAP per share of Common Stock is not less than $1.50 (subject to proportionate adjustments for events of the type set forth in Section 8(G)(i)(1)); (G) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the applicable Eligible Exchange is not less than six hundred thousand dollars ($600,000); and (H) no Default or Event of Default will have occurred or be continuing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 11(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 11(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to the greater of (A) one hundred and ten percent (110%) of the then outstanding principal portion of the Maturity Principal Amount of this Note; and (B) one hundred and fifteen percent (115%) of the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the date such notice is so delivered; (ii) the total then outstanding principal portion of the Principal Amount (expressed in thousands) of this Note; and (iii) the greater of (x) the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date such notice is so delivered and (y) the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the applicable Event of Default occurred.

“Event of Default Additional Shares” means, with respect to the conversion of this Note (or any portion of this Note), an amount equal to the excess, if any, of (A) the Event of Default Conversion Rate applicable to such conversion over (B) the Conversion Rate that would otherwise apply to such conversion without giving effect to Section 8(I). For the avoidance of doubt, the Event of Default Additional Shares cannot be a negative number.

“Event of Default Conversion Period” means, with respect to an Event of Default, the period beginning on, and including, the date such Event of Default occurs and ending on later of (A) the twentieth (20th) Trading Day after the Holder’s receipt of an Event of Default Notice and (B) the date such Event of Default is cured.

“Event of Default Conversion Price” means, with respect to the conversion of this Note (or any portion of this Note), the greater of (i) the Floor Price and (ii) the lesser of (A) the Conversion Price that would be in effect immediately after the Close of Business on the Conversion Date for such conversion, without giving effect to Section 8(I); and (B) seventy five percent (75%) of the lowest Daily VWAP per share of Common Stock during the ten (10) consecutive VWAP Trading Days ending on, and including, such Conversion Date (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).

“Event of Default Conversion Rate” means, with respect to the conversion of this Note (or any portion of this Note), an amount (rounded to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward)) equal to (A) one thousand dollars ($1,000) divided by (B) the Event of Default Conversion Price applicable to such conversion.

“Event of Default Notice” has the meaning set forth in Section 11(C).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excess Shares” has the meaning set forth in Section 8(K)(i).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 8(G)(i)(5).

“Expiration Time” has the meaning set forth in Section 8(G)(i)(5).

"Floor Price" means $0.57.

“Forced Conversion” means the conversion of this Note pursuant to Section 8(G).

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable upon conversion of this Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; or (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.

“Fundamental Change” means any of the following events:
(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any Eligible Exchange.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Redemption Date” means the date designated by the Holder for redemption of this Note in connection with a Fundamental Change, as provided in Section 6(F).

“Fundamental Change Base Repurchase Price” means, with respect to this Note (or any portion of this Note) to be repurchased upon a Repurchase Upon Fundamental Change, a cash amount equal to one hundred and ten percent (110%) of the Maturity Principal Amount of such Note (or portion thereof) to be so repurchased; provided, however, that if the Equity Conditions are not satisfied on each day from, and including, the date when the Fundamental Change Notice for the related Fundamental Change is sent and ending on, and including, the date when such repurchase is completed, then, if higher, the Fundamental Change Base Repurchase Price will instead be one hundred and fifteen percent (115%) of the product of (A) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Fundamental Change; (B) the Principal Amount of this Note to be repurchased upon a Repurchase Upon Fundamental Change divided by $1,000; and (C) the Fundamental Change Stock Price for such Fundamental Change.

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase this Note (or any portion of this Note) upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 6(D).

“Fundamental Change Stock Price” means, with respect to any Fundamental Change, the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive days ending on, and including, the day immediately before the effective date of such Fundamental Change.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required by thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

The term “including” means “including without limitation,” unless the context provides otherwise.

“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Independent Investigator” has the meaning set forth in Section 9(Q).

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Interest Payment Date” means, with respect to a Note, (A) each February 1, May 1, August 1 and November 1 of each calendar year, beginning on February 1, 2020; and (B) if not otherwise included in clause (A), the Maturity Date.

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Issue Date” means December 6, 2019.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.

“License” means any Copyright License, Patent License, Trademark License or other written license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Market Stock Payment Price” means, with respect to any Interest Payment Date, Early Redemption Stock Payment Date, Fundamental Change Redemption Date or Company Redemption Date, as applicable, an amount equal to the greater of (A) the Floor Price and (B) ninety percent (90%) of the lesser of (i) the Daily VWAP on the VWAP Trading Day immediately prior to such Interest Payment Date, Early Redemption Stock Payment Date, Fundamental Change Redemption Date or Company Redemption Date, as applicable, and (ii) the average of the lowest two (2) Daily VWAPs during the five (5) VWAP Trading Day period ending on, (x) with respect to an Interest Payment Date, Fundamental Change Redemption Date or Company Redemption Date, as applicable, the VWAP Trading Day immediately prior to such Interest Payment Date, Fundamental Change Redemption Date or

Company Redemption Date, as applicable, and, (y) with respect to an Early Redemption Stock Payment Date, such Early Redemption Stock Payment Date.

“Maturity Date” means November 1, 2022.

“Maturity Principal Amount” has the meaning set forth in the cover page of this Note.

“Maximum Percentage” has the meaning set forth in Section 8(K)(i).
“Open of Business” means 9:00 a.m., New York City time.

The term “or” is not exclusive, unless the context expressly provides otherwise.

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note; (B) Indebtedness deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date (including all other Indebtedness accrued in the balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019); (C) Indebtedness of up to five million dollars ($5,000,000) outstanding at any time secured by a Lien described in clause (G) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment and related expenses financed with such Indebtedness; (D) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (E) Indebtedness that also constitutes a Permitted Investment; (F) Subordinated Indebtedness of the Company; (G) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed $1,000,000 at any time outstanding; (H) other unsecured Indebtedness of the Company, so long as such Indebtedness does not have (i) a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Indebtedness earlier than one hundred eighty-one (181) days following the Maturity Date, or (ii) any other material terms more favorable to the holder of such Indebtedness than this Note, including applicable interest rates; (I) Indebtedness in respect of a Qualified Debt Financing in aggregate amount not to exceed one hundred million dollars ($100,000,000); (J) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (E) and (G) and (I); (K) extensions, refinancings and renewals of any items of Permitted Indebtedness (other than any Indebtedness repaid with the proceeds of this Note), provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be, and provided further, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation earlier than one hundred eighty-one (181) days following the Maturity Date.

“Permitted Intellectual Property Licenses” means Intellectual Property (A) licenses in existence at the Issue Date, including those listed on the Schedules to the Security Agreement, and (B) non-perpetual licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during continuance of a Default or an Event of Default.

“Permitted Investment” means: (A) Investments deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this subparagraph (E) shall not apply to Investments of the Company in any Subsidiary; (F) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the

Company’s Board of Directors; (G) Investments consisting of travel advances in the ordinary course of business; (H) (i) Investments in wholly-owned Subsidiaries and (ii) Investments in a 50/50 joint venture with Moog Inc. formed as Certus Unmanned Aerial Systems LLC, a Delaware limited liability company (“Certus”) (provided that there shall be no amendment, restatement, supplement or modification to that certain Asset Purchase Agreement dated October 1, 2019 by and among Moog Inc., Surefly, Inc. and the Company, as amended by Amendment No. 1 dated October 4, 2019, that (i) results in any additional obligations of the Company (provided however that such restrictions shall not prohibit an amendment to such Asset Purchase Agreement that extends the closing date thereunder by thirty (30) days or less) or (ii) require any additional consideration from the Company or its Subsidiaries (in cash, equity, indebtedness or otherwise); (I) Permitted Intellectual Property Licenses; (J) additional Investments that do not exceed fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period.

“Permitted Liens” means any and all of the following: (A) Liens in favor of Holder or the Collateral Agent; (B) Liens deemed to be disclosed pursuant to the Securities Purchase Exchange Agreement, as in effect as of the Issue Date; (C) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (D) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (E) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (F) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (G) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with Capital Leases securing Indebtedness permitted in clause (C) of “Permitted Indebtedness”; (H) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (I) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (J) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (K) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (L) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (M) Liens on Cash or Cash Equivalents securing obligations permitted under clause (D) and (G) of the definition of Permitted Indebtedness; (N) Liens securing obligations related to Indebtedness in respect of a Qualified Debt Financing permitted under clause (I) of the definition of Permitted Indebtedness; and (O) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (A) through (N) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in wholly-owned Subsidiaries and Certus under clause (H) of Permitted Investments; (E) the sale of assets of Surefly, Inc. pursuant to that certain Asset Purchase Agreement dated October 1, 2019 by and among Moog Inc., Surefly, Inc. and the Company, as may be amended, restated, supplemented or modified from time to time (provided that any such amendment, restatement, supplement or modification does not (i) result in any additional obligations of the Company or (ii) require any additional consideration from the Company or its Subsidiaries (in cash, equity, indebtedness or otherwise), and (F) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than fifty thousand dollars ($50,000) in the aggregate in any fiscal year.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 6, Section 7, and Section 8 and (B) by an amount equal to (i) the sum of all Early Redemption Payments made prior to date of determination of the Principal Amount of the Note then outstanding, divided by (ii) one and twelve-hundredths (1.12).

“Qualified Debt Financing” means non-convertible debt (or similar instruments) resulting in net proceeds to the Company of no less than forty million dollars ($40,000,000) with (A) annual interest of no greater than LIBOR plus 8.00%, (B) no redemption provisions prior to the Maturity Date, (C) no original issue discount, (D) no make-whole interest or payments and (E) the purpose of which is to fund working capital for truck production.

“Reference Property” has the meaning set forth in Section 8(J)(i).

“Reference Property Unit” has the meaning set forth in Section 8(J)(i).

“Related Parties” has the meaning set forth in Section 22(B).

“Reported Outstanding Share Number” has the meaning set forth in Section 8(K)(i).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of shares of Common Stock upon conversion of this Note in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The Nasdaq Capital Market, such stockholder approval is no longer required for the Company to settle all conversions of this Note by delivering shares of Common Stock without limitation pursuant to Section 8(K)(ii).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of November 21, 2019, between the Company and HT Investments MA, LLC providing for the issuance of this Note.

“Security Agreement” means that certain Security Agreement, dated as of December 6, 2019, between the Company and the Collateral Agent.

“Security Document” has the meaning set forth in the Security Agreement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Spin-Off” has the meaning set forth in Section 8(G)(i)(3)(b).

“Spin-Off Valuation Period” has the meaning set forth in Section 8(G)(i)(3)(b).

“Stated Interest Rate” means, as of any date, a rate per annum equal to 4.50%.

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes in amounts and on terms and conditions satisfactory to the Holder in its sole discretion.

“Stock Payment Notice” has the meaning set forth in Section 5(B).

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Corporation” has the meaning set forth in Section 10(A).

“Successor Person” has the meaning set forth in Section 8(J)(i).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 8(G)(i)(5).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withheld Shares” has the meaning set forth in Section 8(K)(ii).

Section 2. PERSONS DEEMED OWNERS.
The Holder of this Note will be treated as the owner of this Note for all purposes.

Section 3. REGISTERED FORM.
This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

Section 4. ACCRUAL OF INTEREST; DEFAULTED AMOUNTS.
(A) Accrual of Stated Interest. This Note will accrue interest (the “Stated Interest”) at a rate per annum equal to the Stated Interest Rate. Stated Interest on this Note will (i) accrue on the Principal Amount of this Note; (ii) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Interest; (iii) be payable quarterly in arrears on each Interest Payment Date; and (iv) be computed on the basis of a 360-day year comprised of twelve 30-day months.
(B) Defaulted Amounts. If (i) the Company fails to pay any amount payable on this Note on or before the due date therefor as provided in this Note, then, regardless of whether such failure constitutes an Event of Default, or (ii) a Default or Event of Default occurs, then in each case, such amount payable or the Principal Amount outstanding as of such Default or Event of Default, (as applicable, a “Defaulted Amount”), to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to eighteen percent (18.0%), from, and including, such due date or the date of such Default or Event of Default, as applicable, to, but excluding, the date of payment of such Defaulted Amount and Default Interest or the date such Default or Event of Default is cured, as applicable.
Section 5. METHOD OF PAYMENT; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.
(A) Method of Payment. Except as set forth in Section 5(B), the Company will pay all cash amounts due under this Note by check mailed to the address of the Holder of this Note entitled to such payment as set forth in the books of the Company (or, if such Holder provides the Company, at least five (5) Business Days before the date such amount is due, with written notice of an account of such Holder within the United States, by wire transfer of immediately available funds to such account).
(B) Company’s Election to Pay Stated Interest or Company Redemption Excess Amounts in Cash or Common Stock. At least ten (10) Trading Days (but no more than twenty (20) Trading Days) prior to an Interest Payment Date or, with respect to a redemption of this Note pursuant to Section 7(A), the Company Redemption Date (if any), the Company, if it desires to elect to make a payment of Stated Interest due on such Interest Payment Date or the Company Redemption Excess Amount (if any) due on such Company Redemption Date, as applicable, in shares of Common Stock, shall deliver to the Holder a written notice of such election (a “Stock Payment Notice”) (and such election shall be irrevocable as to such Interest Payment Date or Company Redemption Date, as applicable). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the Stated Interest or Company Redemption Excess Amount (if any) on such Interest Payment Date or Company Redemption Date, as applicable, in cash. With respect to any Interest Payment Date or applicable Company Redemption Date for which the Company has elected to make a payment of Stated Interest or the Company Redemption Excess Amount (if

any) in shares of Common Stock in accordance with this Section 5(B), the Company shall issue to the Holder, in lieu of such payment in cash of Stated Interest or the Company Redemption Excess Amount (if any), as applicable, a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such payment of Stated Interest or the Company Redemption Excess Amount (if any), as applicable, by the Market Stock Payment Price for such payment of Stated Interest or the Company Redemption Excess Amount (if any), as applicable. In the event that the number of shares of Common Stock issued to the Holder under this Section Section 5(B) is reduced as a result of the Floor Price, the Company shall concurrently with the issuance of such shares also pay to the Holder an amount, in cash, equal to the product of (i) the number of shares by which the Stated Interest or Company Redemption Excess Amount, as applicable, was reduced as a result of the Floor Price, multiplied by (ii) the Market Stock Payment Price. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any payment of Stated Interest or pay any Company Redemption Excess Amount in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the day of the delivery of the Stock Payment Notice and the applicable Interest Payment Date or Company Redemption Date, and such payment of Stated Interests or Company Redemption Amount shall instead be paid in cash in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.
(C) Company’s Election to Pay Early Redemption Payments in Cash or Common Stock. At least ten (10) Trading Days (but no more than twenty (20) Trading Days) prior to an Early Redemption Date, the Company, if it desires to elect to make an Early Redemption Payment with respect to such Early Redemption Date, entirely or partially, in shares of Common Stock, shall deliver to the Holder a written notice of such election stating which portion thereof the Company has elected to pay in shares of Common Stock (an “Early Redemption Stock Payment Notice”) (and such election shall be irrevocable as to such Early Redemption Date). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the Early Redemption Payment with respect to such Early Redemption Date in cash. With respect to any Early Redemption Date for which the Company has elected to make an Early Redemption Payment (or any applicable portion thereof) in shares of Common Stock in accordance with this Section 5(C), (i) the Holder shall have the right to allocate all or any portion of the applicable Early Redemption Payment to up to three (3) different Scheduled Trading Days (any such date, an “Early Redemption Stock Payment Date”) during the period beginning on, and including, the applicable Early Redemption Date and ending on, and including, the Scheduled Trading Day immediately before the subsequent Early Redemption Date (the “Early Redemption Stock Payment Period”) or defer such Early Redemption Payment (or applicable portion thereof) to any future Early Redemption Date selected by the Holder; and (ii) the Company shall issue to the Holder, a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such Early Redemption Payment (or any applicable portion thereof) by the Market Stock Payment Price as of such Early Redemption Stock Payment Date. In the event that the number of shares of Common Stock issued to the Holder under this Section 5(C) is reduced as a result of the Floor Price, the Company shall concurrently with the issuance of such shares also pay to the Holder an amount, in cash, equal to the product of (i) the number of shares by which the Stated Interest or Company Redemption Excess Amount, as applicable, was reduced as a result of the Floor Price, multiplied by (ii) the Market Stock Payment Price. The Holder must provide notice to the Company of its election of any Early Redemption Stock Payment Date and the applicable portion of the Early Redemption Payment it is electing to receive on each such Early Redemption Stock Payment Date no later than 4:30 p.m. New York Time on such Early Redemption Stock Payment Date. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Early Redemption Payment (or any applicable portion thereof) in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the Early Redemption Stock Payment Notice and the applicable Early Redemption Date, and such Early Redemption Payment (or any applicable portion thereof) shall instead be paid in cash in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion. Any portion of the Early Redemption Payment not paid in shares of Common Stock because the Holder did not elect to receive shares of Common Stock for such Early Redemption Payment (or applicable portion thereof) or because the Holder elected to defer the receipt of such shares to a future Early Redemption Date during the applicable Early Redemption Stock Payment Period will be automatically deferred to the next Early Redemption Date or such future Early Redemption Date as was elected by the Holder, as applicable. Any such shares of Common Stock will be delivered by the Company to the Holder on or before the second (2nd) Business Day following the applicable Early Redemption Stock Payment Date.
(D) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.
(E) Event of Default/Equity Triggering Event Additional Shares. In the event of issuance of any Event of Default Additional Shares, to the extent that the amount of such shares was reduced as a result of the Floor Price, then concurrently with the issuance of such shares, the Company shall also pay to the Holder an amount, in cash, equal to the product of (i) the number of shares by which such amount was reduced as a result of the Floor Price, multiplied by (ii) the Event of Default Conversion Price.
Section 6. REQUIRED REPURCHASE OF NOTE UPON A FUNDAMENTAL CHANGE.
(A) Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized

Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.
(B) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.
(C) Fundamental Change Notice. No later than the fifth (5th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof, stating the expected date such Fundamental Change will occur.
(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for this Note (or any portion of this Note) to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the Fundamental Change Base Repurchase Price for such Fundamental Change plus accrued and unpaid interest on this Note (or such portion of this Note) to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change. For the avoidance of doubt, if such Fundamental Change Repurchase Date is on an Interest Payment Date, then the interest otherwise payable on this Note (or such portion of this Note) on such Interest Payment Date will be paid as part of the Fundamental Change Repurchase Price, in satisfaction of the Company’s obligation to pay such interest on such Interest Payment Date.
(E) Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).
(F) Fundamental Change Redemption. Notwithstanding anything in this Section 6 to the contrary, at the Holder’s sole discretion following receipt of a Fundamental Change Notice, in lieu of receiving the Fundamental Change Repurchase Price (or any portion thereof), the Holder may require the Company to redeem this Note (or any portion of this Note in an Authorized Denomination) in exchange for a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing the Fundamental Change Repurchase Price (or applicable portion thereof) by the Market Stock Payment Price. The Fundamental Change Redemption Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change. Any such shares of Common Stock will be delivered by the Company to the Holder on or before the second (2nd) Business Day following a Fundamental Change Redemption Date. In the event that the number of shares of Common Stock issued to the Holder under this Section 6(F) is reduced as a result of the Floor Price, the Company shall concurrently with the issuance of such shares also pay to the Holder an amount, in cash, equal to the product of (i) the number of shares by which such amount was reduced as a result of the Floor Price, multiplied by (ii) the Market Stock Payment Price.
Section 7. REDEMPTION OF THIS NOTE.
(A) Company Redemption of this Note.
(i) Company Redemption Election. The Company may redeem all of the then outstanding Principal Amount of this Note (or any portion thereof in an amount equal to at least $5,000,000) on a date (any such date a “Company Redemption Date”) to be determined by the Company, for a cash redemption price equal to the Company Redemption Price; provided, that the Company must provide notice of at least five (5) Trading Days prior to any Company Redemption Date. For the avoidance of doubt, redemptions pursuant to Section 9(R) shall not be subject to the $5,000,000 minimum redemption amount contained in this Section 7(A).
(ii) Company Redemption Price. The Company Redemption Price for this Note to be redeemed pursuant to Section 7(A)(i) is an amount in cash equal to the Company Redemption Base Price plus accrued and unpaid interest on such amount to, but excluding, the related Company Redemption Date. For the avoidance of doubt, if such Company Redemption Date is on an Interest Payment Date, then the interest otherwise payable on this Note on such Interest Payment Date will be paid as part of the Company Redemption Price, in satisfaction of the Company’s obligation to pay such interest on such Interest Payment Date. If the Company elects to pay the Company Redemption Excess Amount in shares of Common Stock pursuant to Section 5(B), the cash amount payable pursuant to this Section 7(A)(ii) will be reduced by such Company Redemption Excess Amount.
(i) Effect of Redemption. If this Note is to be redeemed in full pursuant to Section 7(A)(i), then, from and after the date the related Company Redemption Price is paid in full, this Note will cease to be outstanding and interest will cease to accrue on this Note.
(A) Early Redemption Payments.
(i) Subject to Section 7(B)(ii), at the Holder’s election, in its sole discretion, the Company shall be required to redeem a portion of this Note equal to the applicable Early Redemption Payment on each Early Redemption Date; provided, however, that the Holder may, in its sole discretion, defer any Early Redemption Payment to any subsequent Early Redemption Date. The Holder shall deliver to the Company a written notice of any such election under this Section 7(B)(i) at least eight (8) Business Days prior to the applicable Early Redemption Date in order to make an effective election; provided, that the Holder may, in its sole discretion, defer any Early Redemption Payment to any subsequent Early Redemption Date in accordance with the immediately preceding sentence at any time prior to the applicable Early Redemption Date.
(ii) Subject to Section 5(C), if the Equity Conditions are satisfied as of the applicable Early Redemption Date, the Company may elect to defer up to one million six hundred eighty thousand dollars ($1,680,000) of a redemption elected by the Holder in accordance with Section 7(B)(i) until the earlier of (1) a subsequent Early Redemption Date not later than the third (3rd) subsequent Early Redemption Date after the Early Redemption Date for which such election was made and (2) the Maturity Date by providing written notice of such election (a “Deferral Notice”) to the Holder at least ten (10) Trading Days (but no more than twenty (20) Trading Days) prior to the applicable Early Redemption Date; provided, that the Company must make aggregate Early Redemption Payments equal to six million seven hundred and twenty thousand dollars ($6,720,000) on or prior to July 1, 2020, if such Early Redemption Payments have been elected to be paid by the Holder on or prior to such date in accordance with Section 7(B)(i); provided further, that a Deferral Notice cannot be provided with respect to any Early Redemption Payment (or any portion thereof) for which the Company has previously elected to issue shares in accordance with Section 5(C); and provided further, that the Company may not provide a Deferral Notice to the Holder pursuant to this Section 7(B)(ii) more than three (3) times in the aggregate. Any portion of any Early Redemption Payment not covered by a Deferral Notice that is timely delivered in accordance with this Section 7(B)(ii) will be automatically deemed payable as of the Early Redemption Date if timely elected by the Holder in accordance with Section 7(B)(i).
Section 8. CONVERSION.
(A) Right to Convert.
(i) Generally. Subject to the provisions of this Section 8, the Holder may, at its option, convert this Note, including any portion constituting an Early Redemption Payment required to be paid by the Company on the next Early Redemption Date or Early Redemption Stock Payment Date, as applicable, or a deferred Early Redemption Payment, into Conversion Consideration.
(ii) Conversions in Part. Subject to the terms of this Section 8, this Note may be converted in part, but only in an Authorized Denomination. Provisions of this Section 8 applying to the conversion of this Note in whole will equally apply to conversions of any permitted portion of this Note.
(A) When this Note May Be Converted.
(i) Generally. The Holder may convert this Note at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date; provided that, with respect to the conversion of any Early Redemption Payment, the Holder must provide notice of such conversion no later than the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the date such Early Redemption Payment is due in accordance with the terms of this Note, and any such conversion will not reduce the amount of future Early Redemption Payments. For the avoidance of doubt, the Holder’s right to convert this Note shall not be impacted by a prior notice or election to defer any Early Redemption Payment delivered by the Holder electing pursuant to Section 7(B)(i) hereof.
(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Section 8, (x) if this Note (or any portion of this Note) is to be redeemed pursuant to Section 7(A), then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Company Redemption Date; and (y) if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change pursuant to Section 6, then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date.
(C) Conversion Procedures.
(i) Generally. To convert this Note, the Holder must (1) complete, manually sign and deliver to the Company the conversion notice attached to this Note or a facsimile or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 8(C)(iii). For the avoidance of doubt, the conversion notice may be delivered by e-mail in accordance with Section 14. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by written notice to the Company, may rescind all or any portion of the corresponding conversion notice at any time until such Defaulted Shares are delivered.
(ii) Holder of Record of Conversion Shares. The person in whose name any shares of Common Stock is issuable upon conversion of this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.
(iii) Taxes and Duties. If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be issued in a name other than that of such Holder, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(D) Settlement upon Conversion.
(i) Generally. The consideration (the “Conversion Consideration”) due in respect of each $1,000 Principal Amount of this Note, including any portion constituting an Early Redemption Payment required to be paid by the Company on the next Early Redemption Date or Early Redemption Stock Payment Date, as applicable, or any outstanding deferred Early Redemption Payment, to be converted will consist of the following:
(1) subject to Section 8(D)(ii), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; and
(2) cash in an amount equal to the aggregate accrued and unpaid interest on this Note to, but excluding, the Conversion Settlement Date for such conversion.
(ii) Fractional Shares. The total number of shares of Common Stock due in respect of any conversion of this Note, including any portion constituting an Early Redemption Payment required to be paid by the Company on the next Early Redemption Date or Early Redemption Stock Payment Date, as applicable, or any outstanding deferred Early Redemption Payment, will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.
(iii) Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note, including any portion constituting an Early Redemption Payment required to be paid by the Company on the next Early Redemption Date or Early Redemption Stock Payment Date, as applicable, or any outstanding deferred Early Redemption Payment, to the Holder on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).
(iv) Effect of Conversion. If this Note is converted, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note will cease to be outstanding and interest will cease to accrue on this Note.
(v) Conversion Settlement Defaults. If (x) the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock (the “Defaulted Shares”) forming part of the Conversion Consideration of the conversion of this Note, including any portion constituting an Early Redemption Payment required to be paid by the Company on the next Early Redemption Date or Early

Redemption Stock Payment Date, as applicable, or any outstanding deferred Early Redemption Payment; and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Defaulted Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Defaulted Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by written notice to the Company, to cause the Company to either:
(1) pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or
(2) promptly deliver, to the Holder, such Defaulted Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Defaulted Shares; and (y) the Daily VWAP per share of Common Stock on the Conversion Date relating to such conversion.
To exercise such right, the Holder must deliver written notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply. If the Holder has elected clause (1) to apply, then the Company’s obligation to deliver the Defaulted Shares in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1).

(E) Reserve and Status of Common Stock Issued upon Conversion.
(i) Stock Reserve. At all times when this Note is outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock equal to three hundred percent (300%) of that which is sufficient to permit the conversion of this Note.
(ii) Status of Conversion Shares; Listing. Each share of Common Stock delivered upon conversion of this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued upon conversion of this Note, when delivered upon such conversion, to be admitted for listing on such exchange or quotation on such system.

(i) Transferability of Conversion Shares. Any shares of Common Stock issued upon conversion of this Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.
(F) Forced Conversion.
(i) Generally. If (1) the Daily VWAP per share of Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price on each of fifteen (15) consecutive VWAP Trading Days beginning after the Issue Date; and (2) the Equity Conditions are satisfied on each of such fifteen (15) consecutive VWAP Trading Days, then the Company may provide written notice to the Holder electing to convert the entire Principal Amount of this Note on the Conversion Date into Conversion Consideration no later than the fifth (5th) Business Day following such last VWAP Trading Day; provided that no Forced Conversion will be effected unless (x) the Daily VWAP per share of Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price and (y) the Equity Conditions are satisfied on each VWAP Trading Day from the date of such notice until the corresponding Conversion Consideration is delivered. The Conversion Date with respect to any such Forced Conversion will be deemed to occur on the second (2nd) Business Day after such written notice to the Holder. Solely for purposes of the preceding sentence, the Conversion Price will be calculated without giving effect to any adjustments pursuant to Section 8(I).
(ii) Effect of Forced Conversion. A Forced Conversion will have the same effect as a conversion of the entire then outstanding Principal Amount of this Note effected at the Holder’s election pursuant to Section 8(A)(i) with a Conversion Date occurring on the Business Day referred to in Section 8(F)(i) (for the avoidance of doubt, without the need for the Holder to deliver a conversion notice); provided, however, that the Company will not be obligated to deliver the Conversion Consideration until the Holder has complied, if applicable, with its obligations under Section 8(C)(iii).
(G) Adjustments to the Conversion Rate.
(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:
(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 8(J) will apply), then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	x	OS1 OS0

where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 8(G)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Sections 8(G)(i)(3)(a) and 8(G)(v) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	OS + X OS + Y

where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 8(G)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(3) Spin-Offs and Other Distributed Property.
(a) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:
(v) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 8(G)(i)(1) or Section 8(G)(i)(2);

(w) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 8(G)(i)(4);

(x) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 8(G)(v);

(y) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 8(G)(i)(3)(b); and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 8(J) will apply,

then the Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	SP SP - FMV

where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV = the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by this Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 8(J) will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	FMV + SP SP

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 8(G)(i)(3)(b) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 8(G)(i)(3)(b) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	SP SP - D

where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D = the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by the Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

CR1 = CR0	x	AC + (SP x OS1) SP x OS0

where:
CR0 = the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the Expiration Time;

AC = the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 8(G)(i)(5), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 8(G)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii) No Adjustments in Certain Cases.
(1) Where the Holder Participates in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 8(G)(i), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 8(G)(i) (other than a stock split or combination of the type set forth in Section 8(G)(i)(1) or a tender or exchange offer of the type set forth in Section 8(G)(i)(5)) if the Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being the Holder of this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate Principal Amount (expressed in thousands) of this Note held by this Holder on such date.
(2) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 8(G), Section 8(H) or Section 8(I). Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:
(a) except as otherwise provided in Section 8(G), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;
(b) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(c) the issuance of any shares of Common Stock, restricted stock, or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(d) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date (other than an adjustment pursuant to Section 8(G)(i)(3)(a) in connection with the separation of rights under the Company’s stockholder rights plan existing, if any, as of the Issue Date);
(e) solely a change in the par value of the Common Stock; or
(f) accrued and unpaid interest on this Note.
(iii) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Note, if:
(1) this Note is to be converted;
(2) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 8(G)(i) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;
(3) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and
(4) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(iv) Conversion Rate Adjustments where the Converting Holder Participates in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Note, if:
(1) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 8(G)(i);
(2) a Note is to be converted;
(3) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(4) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and
(5) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 8(C)(ii)), then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(v) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Note upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 8(G)(i)(3)(a) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.
(vi) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 8(G)(i), Section 8(H) or Section 8(I) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.
(vii) Equitable Adjustments to Prices. Whenever any provision of this Note requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 8(G)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.
(viii) Calculation of Number of Outstanding Shares of Common Stock. For purposes of this Section 8(G), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).
(ix) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).
(x) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 8(G)(i), the Company will promptly send notice to the Holder containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
(H) Voluntary Adjustments.
(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; and (ii) such increase is irrevocable during such period. The Company and the Holder agree that any such voluntary adjustment to the Conversion Rate and any conversion of any portion of the Note based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.
(ii) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 8(H)(i), then, no later than the first Business Day following such determination, the Company will send notice to the Holder of such increase, the amount thereof and the period during which such increase will be in effect.
(I) Adjustments to the Conversion Rate in Connection with an Event of Default. If an Event of Default occurs and the Conversion Date for the conversion of a Note occurs during the related Event of Default Conversion Period, then, subject to Section 8(K), the Conversion Rate applicable to such conversion will be increased by a number of shares equal to the Event of Default Additional Shares.
(J) Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales.
(i) Generally. If there occurs:

(1) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;
(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(4) other similar event,
and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 8 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of Section 8(A), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 8(J); (y) provides for subsequent adjustments to the Conversion Rate pursuant to Section 8(G), Section 8(H) and Section 8(I) in a manner consistent with this Section 8(J); and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 8(J). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii) Notice of Common Stock Change Events. As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.
(iii) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 8(J).
(A) Limitations on Conversions.
(i) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8(K)(i). For purposes of this Section 8(K)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a conversion notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) promptly notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 8(K)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of conversion shares to be issued pursuant to such conversion notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii)

any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(K)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(K)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.
(ii) Stock Exchange Limitations. Notwithstanding anything to the contrary in this Note, until the Requisite Stockholder Approval is obtained, in no event will the number of shares of Common Stock issuable upon conversion of this Note pursuant to Section 8(I), together with all other shares, if any, theretofore issued upon conversion of this Note, including any portion constituting an Early Redemption Payment, exceed 13,771,721 shares in the aggregate. If any one or more shares of Common Stock are not delivered upon conversion of this Note as a result of the operation of the preceding sentence (such shares, the “Withheld Shares”), then on the Conversion Settlement Date for such conversion, the Company will pay to the Holder, in addition to the Conversion Consideration otherwise due upon such conversion, cash in an amount equal to the product of (x) the number of such Withheld Shares; and (y) the Daily VWAP per share of Common Stock on the Conversion Date for such conversion.
Section 9. AFFIRMATIVE AND NEGATIVE COVENANTS.
(A) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.
(B) Corporate Existence. Subject to Section 9(A), the Company will cause to preserve and keep in full force and effect:

(i) its corporate existence in accordance with the organizational documents of the Company; and
(ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;
provided, however, that the Company need not preserve or keep in full force and effect any such license or franchise if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.
(C) Ranking. All payments due under this Note shall rank (i) pari passu with all Other Notes and, except as set forth in clause (ii) of this paragraph, all unsecured indebtedness of the Company, (ii) effectively senior to all unsecured indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.
(D) Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness except for (i) by the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, or (ii) a refinancing of the entire amount of such Indebtedness which does not impose materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such refinancing, but with a maturity date which is later than one hundred eighty-one (181) days following the Maturity Date; or (c) amend or modify any documents or notes evidencing any Indebtedness in any manner which shortens the maturity date or any amortization, redemption or interest payment date thereof or otherwise imposes materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Holder.
(E) Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.
(F)  Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.
(G) Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors, or (b) except with respect to the Company’s Series B Preferred Stock outstanding as of the Issue Date, declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary or Certus may pay dividends or make distributions to the Company or a parent company that is a direct or indirect wholly owned Subsidiary of the Company), or (c) lend money to any employees, officers or directors (except as permitted under clauses (F) or (G) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars $50,000 in the aggregate.
(H)  Transfers. Except for Permitted Transfers and Permitted Investments, the Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.
(I)   Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.
(J) Minimum Liquidity. The Company shall have at all times liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States and subject to a Control Agreement (as defined in the Security Agreement) in favor of the Collateral Agent in a minimum amount equal to eight million dollars ($8,000,000).
(K) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.
(L) Maintenance of Properties, Etc. The Company shall maintain and preserve all of its properties which are necessary or useful (as determined by the Company in good faith) in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(M) Maintenance of Intellectual Property. The Company will take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.
(N) Maintenance of Insurance. The Company shall maintain insurance with reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.
(O) Transactions with Affiliates. The Company shall not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.
(P) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s obligations under the Notes, including without limitation, the payment of interest and principal thereon.
(Q) Independent Investigation. At the request of the Holder at any time when an Event of Default has occurred and is continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to the Holder of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The

Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries; provided that the Company’s chief financial officer and chief executive officer shall also be invited to attend any discussion with a key employee or the independent public accountants), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.
(R) If at least two million five hundred thousand dollars ($2,500,000) of the Principal Amount of this Note has not been converted under Section 8 hereof on or prior to February 1, 2020, then the Company shall redeem on such date the portion of such amount not so converted pursuant to Section 7(A) hereof. Additionally, if at least five million dollars ($5,000,000) (less all amounts converted or redeemed on or prior to February 1, 2020 pursuant to the prior sentence) of the Principal Amount of this Note has not been converted under Section 8 hereof during the period beginning on February 2, 2020 and ending on April 1, 2020, then the Company shall redeem on such date the portion of such amount not so converted pursuant to Section 7(A) hereof. For the avoidance of doubt, any amounts converted or redeemed pursuant to this Section 9(R) shall not count towards any Early Redemption Payment or be taken into account for purposes of calculating the required aggregate Early Redemption Payments set forth in Section 7(B)(ii) and any Early Redemption Payments shall not count towards any redemption obligation pursuant to this Section 9(R).
(S) Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9(S) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(T) The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.
Section 10. SUCCESSORS.
The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and
(A) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.
At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 11. DEFAULTS AND REMEDIES
(A) Events of Default. “Event of Default” means the occurrence of any of the following:
(i) a default in the payment when due of the Principal Amount, Maturity Principal Amount, Fundamental Change Repurchase Price, Company Redemption Price or Early Redemption Payment of this Note;
(ii) a default for two (2) Business Days in the payment when due of interest on this Note;

(iii) a default in the Company’s obligation to convert this Note in accordance with Section 8 upon the exercise of the conversion right with respect thereto or upon Forced Conversion;
(iv) a default in the Company’s obligation to deliver a Fundamental Change Notice pursuant to Section 6(C), and such default continues for three (3) Business Days;
(v) a materially false or inaccurate certification (including a false or inaccurate deemed certification) by the Company (A) that the Equity Conditions are satisfied, (B) that there has been no failure of the Equity Conditions, or (C) as to whether any Event of Default has occurred;
(vi) a default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clause (i), (ii) or (iii) of this Section 11(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of the Securities Purchase Agreement; provided, however, that if such default or breach can be cured, then such default or breach will not be an Event of Default unless the Company has failed to cure such default within ten (10) days after its occurrence;
(vii) any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;
(viii) a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of any Transaction Document;
(ix) at any time, this Note or any shares of Common Stock issuable upon conversion of this Note are not Freely Tradable;
(x) any breach or default by the Company under Section 4(s) of the Securities Purchase Agreement;
(xi) the Company fails to comply with Section 9(J) of this Note.
(xii) the suspension from trading or failure of the Common Stock to be trading or listed on an Eligible Exchange for a period of ten (10) consecutive Trading Days;

(xiii) any breach or default by the Company under any Transaction Document except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) consecutive days;
(xiv) a default by the Company or any of its Subsidiaries with respect to any Indebtedness of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, subject to the lapse of any applicable notice or cure period provided therein; provided, however that for the avoidance of doubt this Section 11(A)(xiv) shall not apply to Capital Leases;
(xv) one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;
(xvi) (A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act, or (B) the Company withdraws or restates any such quarterly report or annual report previously filed with the Commission in a manner that results in (A) the Company failing for any reason to satisfy the requirements of Rule 144(c)(1) under the Securities Act, including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (B) if the Company is or becomes an issuer as described in Rule 144(i)(1)(i), the Company failing to satisfy any condition set forth in Rule 144(i)(2);
(xvii) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral in favor of the Collateral Agent or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;
(xviii) any material damage to, or loss, theft or destruction of, any material portion of the Collateral (provided that any damage, loss, theft or destruction of the

Collateral that reduces the value of such Collateral by $250,000 or more shall be deemed to be material), whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than sixty (60) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected have a Material Adverse Effect (as defined in the Securities Purchase Agreement). For clarity, an Event of Default under this Section 11(A)(xviii) will not require any curtailment of revenue;
(xix) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days;
(xx) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1) commences a voluntary case or proceeding;
(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3) consents to the appointment of a custodian of it or for any substantial part of its property;
(4) makes a general assignment for the benefit of its creditors;
(5) takes any comparable action under any foreign Bankruptcy Law; or
(6) generally is not paying its debts as they become due; or
(xxi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1) is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;
(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;
(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 11(A)(xxi), such order or decree remains unstayed and in effect for at least thirty (30) days.

(A) Acceleration.
(i) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 11(A)(xx) or (xxi) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Maturity Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable without any further action or notice by any Person.
(ii) Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 11(A)(xx) or (xxi) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and is continuing, then the Holder, by notice to the Company, may declare this Note to become due and payable immediately for cash in an amount equal to the Event of Default Acceleration Amount plus all accrued and unpaid interest on this Note.
(C) Notice of Events of Default. Promptly, but in no event later than two (2) Business Days after an Event of Default, the Company will provide written notice of such Event of Default (an “Event of Default Notice”) to the Holder, which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (iii) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the date of such cure.
Section 12. RANKING.
The indebtedness represented by this Note will constitute the senior secured obligations of the Company; provided, that upon the consummation of a Qualified Debt Financing, indebtedness represented by this Note will be secured on a second priority basis to the liens securing the Indebtedness in respect of a Qualified Debt Financing and will constitute the junior secured obligations of the Company.

Section 13. REPLACEMENT NOTES.
If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 14. NOTICES.
Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
Attention: Chief Financial Officer
Email address: greg.ackerson@workhorse.com

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by email to its email address, which initially are as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 15. SUCCESSORS.
All agreements of the Company in this Note will bind its successors.

Section 16. SEVERABILITY.
If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 17. HEADINGS, ETC.
The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 18. AMENDMENTS
This Note may not be amended or modified unless in writing by the Company and the Required Holders (as defined in the Securities Purchase Agreement), and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Section 19. GOVERNING LAW; WAIVER OF JURY TRIAL.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

Section 20. SUBMISSION TO JURISDICTION.
The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 21. ENFORCEMENT FEES.
The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

Section 22. COLLATERAL AGENT.
(A) Appointment; Authorization. The Holder hereby irrevocably appoints, designates and authorizes HT Investments MA, LLC as collateral agent to take such action on its behalf under the provisions of this Note and each Security Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of each Security Document, together with such powers as are reasonably incidental thereto. The provisions of this Section 22 are solely for the benefit of the Collateral Agent, and the Company shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any Security Document (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Notwithstanding any provision to the contrary contained elsewhere in this Note, any Security Document or any other agreement, instrument or document related hereto or thereto, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Note, any Security Document or any other agreement, instrument or document related hereto or thereto or otherwise exist against the Collateral Agent.
(B) Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, or the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of any of its Affiliates (collectively, the “Related Parties”). The exculpatory provisions of this Section 22 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(C) Exculpatory Provisions.
(i) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Security Documents, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers; and (iii) shall not, except as expressly set forth in the Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity.
(ii) The Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by the Company.
(iii) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Note, any Security Document or any other agreement, instrument or document related hereto or thereto, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of this Note, any Security Document or any other agreement, instrument or document related hereto or thereto, or (e) any failure of the Company or any other party to this Note, any Security Agreement or any other agreement, instrument or document related hereto or thereto to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Note, any Security Document or any other agreement, instrument or document related hereto or thereto, or to inspect the properties, books or records of the Company or any Affiliate of the Company.
(D) Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(E) Successor Agent. The Collateral Agent may resign as the Collateral Agent at any time upon ten (10) days’ prior notice to the Holder and each Other Holder and the Company. If the Collateral Agent resigns under this Note, the Holder and each Other Holder shall appoint a successor agent. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint a successor Collateral Agent on behalf of the Holder and each Other Holder after consulting with the Holder and each other Holder. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “the Collateral Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Section 22 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent. If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, a retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Holder, together with each Other Holder, shall perform all of the duties of the Collateral Agent hereunder until such time as the Holder and each Other Holder shall appoint a successor agent as provided for above.
(F) Non-Reliance on the Collateral Agent. The Holder acknowledges that it has, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Note. The Holder also acknowledges that it will, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Note, any Security Document or any related agreement or any document furnished hereunder or thereunder.
(G) Collateral Matters. The Holder irrevocably authorizes the Collateral Agent to release any Lien granted to or held by the Collateral Agent under any Security Document (i) when all Obligations (as defined in the Security Agreement) have been paid in full or a Qualified Debt Financing is consummated; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under this Note and each other agreement, instrument or document related hereto (it being agreed and understood that the Collateral Agent may conclusively rely without further inquiry on a certificate of an officer of the Company as to the sale or other disposition of property being made in compliance with this Note and each other agreement, instrument or document related hereto); or (iii) if approved, authorized or ratified in writing by the Holder and each Other Holder. The Collateral Agent shall have the right, in accordance with the Security Documents to sell, lease or otherwise dispose of any Collateral (as defined in the Security Agreement) for cash, credit or any combination thereof, and the Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Obligations.
(H) Reimbursement by Holder and Other Holders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under  Sections 4(e) or 9(k) of the Securities Purchase Agreement to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of the Collateral Agent (or any sub-agent thereof), the Holder hereby agrees, jointly and severally with each Other Holder, to pay to the Collateral Agent (or any such sub-agent) or such Related Party of the Collateral Agent (or any sub-agent thereof), as the case may be, such unpaid amount.
(I) Marshaling; Payments Set Aside. Neither the Collateral Agent nor the Holder shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Collateral Agent, or the Collateral Agent enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (i) to the extent of such recovery, the obligation hereunder or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and (ii) the Holder agrees to pay to the Collateral Agent upon demand its share of the total amount so recovered from or repaid by the Collateral Agent to the extent paid to the Holder.

* * *

CONVERSION NOTICE

WORKHORSE GROUP INC.

Senior Secured Convertible Note due 2022

Subject to the terms of this Note, by executing and delivering this Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $    ,000 in accordance with the following details.

☐ Check if the Conversion Date occurs during an Event of Default Conversion Period.

Shares of Common Stock to be delivered:

Accrued interest amount:

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

Date:
(Legal Name of Holder)

By:
Name:
Title:

☐ Check if the Conversion Rate is at a rate other than is otherwise currently applicable (counter signature by the Company is not required unless a Conversion Rate other than the currently applicable Conversion Rate is requested).

Requested Conversion Rate:

Date:
WORKHORSE GROUP INC.

By:
Name:
Title:

Exhibit A

Form of Company Redemption Warrant